UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2018

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad Street, Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On February 2, 2018, the Court of Common Pleas for Philadelphia County, First Judicial District of Pennsylvania issued an order granting preliminary approval, subject to further consideration at the settlement hearing described below, to the proposed settlement by and among plaintiff Matthew Sciabacucchi, nominal defendant Urban Outfitters, Inc., and the named defendants in the shareholder derivative action titled Matthew Sciabacucchi v. Hayne, et al., March Term, 2017 No. 01672. The Court has scheduled a hearing on April 17, 2018 at 11:00 a.m. at the Philadelphia Court of Common Pleas, City Hall, Room 425, Philadelphia, Pennsylvania to determine whether it should issue an order for final approval of the proposed settlement. Pursuant to the Court’s order, any objections to the settlement must be mailed to counsel for plaintiff and defendants in writing with the Court no later than twenty-one (21) calendar days prior to the April 17, 2018 hearing.

Additional information concerning the terms of the proposed settlement, the April 17, 2018 hearing, and the requirements for objections to the settlement can be found in the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Action.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Action

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: February 16, 2018	By:	/s/ Francis J. Conforti
Francis J. Conforti
Chief Financial Officer